UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, Aclarion, Inc., a Delaware corporation (the “Company”) has completed several financing transactions in the first quarter of 2025.

As a result of these transactions, the Company has a current cash balance of approximately $15.2 million. The Company is now in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain at least $2,500,000 in stockholders’ equity.

As previously disclosed, on March 5, 2025, the Company's stockholders approved, among other things, the issuance of the common shares underlying the Company's Series A and Series B warrants which we publicly offered on January 15, 2025. The Series A and Series B warrants became exercisable when the favorable stockholder vote was obtained.

Since March 6, 2025, holders of Series B warrants have exercised approximately 87% of our outstanding Series B warrants using the alternative cashless exercise ("ACE") feature included in those warrants. The Company has issued approximately 12.7 million common shares in such Series B warrant exercises.

The Company has approximately 13.7 million total shares outstanding as of March 12, 2025.

To date, none of the Series A warrants have been exercised. The exercise price of the Series A warrants has been adjusted (after giving effect to our 1-335 reverse stock split effective January 30, 2025) in accordance with their terms to the "floor price" equal to $6.70 per common share ($0.02 floor price prior to such reverse stock split). Such $6.70 exercise price is higher than the current market price of the Company’s common stock. The Series A warrants do not contain the alternative cashless exercise ("ACE") feature contained in the Series B warrants.

As previously disclosed, at our special stockholders’ meeting on September 23, 2024, our stockholders approved a proposal to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal was approved by stockholders.

We may implement a reverse stock split in the future, which could assist with the Company’s ongoing compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a $1.00 minimum bid price.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

March 13, 2025	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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